Exhibit 4.1

SPECIMEN

C-XX	XXXXXX

NETSPEND HOLDINGS, INC.

XXX SHARES PAR VALUE $0.001 EACH

COMMON STOCK

------ Name -----

--- No. of Shares ---

Date

Chief Executive Officer	Secretary

[Reverse of Certificate]

THE COMPANY IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OR SERIES OF STOCK.  A FULL STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED IS ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE AND THE COMPANY WILL FURNISH A COPY OF SUCH STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.